EX-99.B5.a. Application Ind. Var. Annuity
Allianz Life Insurance Company of New York	[Administrative Office:
[Home Office: New York, NY	NW 5990 P.O. Box 1450
One Chase Manhattan Plaza, 37th Floor	Minneapolis, MN 55485-5990
New York, NY 10005-1423]	800.542.5427]
Allianz Index AdvantageSM New York Variable Annuity Application
Individual flexible purchase payment variable deferred annuity application.
Issued by Allianz Life Insurance Company of New York	[Contract number: ___________________]
1.	Annuity registration

Ownership is	[■ Individual/Joint	■ Qualified plan	■ Custodian	■ Trust (Include the date of trust in the name.)
	■ UTMA/UGMA	■ Other________________________________________________________]

Owner
Individual Owner first name		MI	Last name	Jr., Sr., III
Non-individual owner name (Attach Non- Individual Ownership Form or Qualified Plan Acknowledgement Form if applicable.)
Social Security Number or Tax ID Number
Mailing address			Email address
City		State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)
City		State	ZIP code	Cell phone number
Gender	■ Male	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
	■ Female			■ Yes ■ No

Joint Owner
First name		MI	Last name	Jr., Sr., III
Mailing address				Email address
City			State	ZIP code	Home telephone number
Gender		Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female			■ Yes ■ No
Relationship to Owner				Social Security Number

Annuitant (Complete if different from Owner.)
First name		MI	Last name		Jr., Sr., III
Mailing address				Email address
City			State	ZIP code	Home telephone number
Street address (required if a P.O. Box was used for mailing address)
City			State	ZIP code	Cell phone number
Gender		Social Security Number	Date of birth (mm/dd/yyyy)		Are you a non-resident alien?
■ Male	■ Female				■ Yes ■ No
Relationship to Owner					Social Security Number

F40538-NY	Page [1 of 6]	[(5/2014)]

2.	Purchase Payment (This section must be completed.) Make check(s) payable to Allianz Life® of NY.

Include replacement forms if required
Method of Payment (Select all that apply)

■ Purchase Payment enclosed with application. Amount enclosed: $________________________
Plan type at prior financial institution or contribution instructions:
Qualified	Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA
■ Employer Contribution to SEP IRA	Nonqualified
■ Contribution to Traditional IRA for year_______	■ Other nonqualified payment
■ Qualified Plan (401(a) plan)
■ Other ___________________________

■ This Contract will be funded by a 1035 exchange, tax qualified transfer/rollover, CD transfer, or mutual fund redemption facilitated by Allianz Life of NY. (Always include transfer forms)        Expected amount: $___________________

■ This Contract will be funded by money not requested or facilitated by Allianz Life of NY. Expected amount: $___________________

Plan type at prior financial institution or contribution instructions:
Qualified	Roth (Qualified)
■ Traditional IRA	■ Contribution to Roth IRA for year ______________
■ SEP IRA	■ Roth IRA
■ Employer Contribution to SEP IRA	Nonqualified
■ Contribution to Traditional IRA for year_______	■ 1035 Exchange
■ Qualified Plan (401(a) plan)	■ Other nonqualified payment
■ Other ___________________________

3.	Plan specifics (This section must be completed to indicate how this Contract should be issued. These are the only available options.)
These are the only available options.
Nonqualified:	■Nonqualified
IRA:	■Traditional IRA	■	SEP IRA	■	Roth IRA	■	Roth IRA (conversion of existing IRA )
Qualified plans:	■401(a) defined contribution plan ■ 401(a) one person defined benefit plan

4.	Allocation Option transfer and allocation authorization
Electronic Authorization – Allianz Life of NY accepts allocation and transfer instructions by electronic notification. Electronic authorizations include requests received by telephone, fax, or our website.

■ Yes
By checking “yes,” I am authorizing and directing Allianz Life of NY to act on electronic instructions from me to transfer and allocate Contract Value among the Allocation Options. Allianz Life of NY will use reasonable procedures to confirm that these electronic instructions are genuine. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

■ Yes
By checking “yes,” I am authorizing and directing Allianz Life of NY to act on electronic instructions from my Financial Professional and/or anyone authorized by him/her to transfer and allocate Contract Value among the Allocation Options. Allianz Life of NY will use reasonable procedures to confirm that these electronic instructions are genuine. We reserve the right to deny any electronic transfer request or allocation instruction change, and to discontinue or modify our electronic instruction privileges at any time for any reason.

5.	Replacement (This section must be completed.)

Do you have existing life insurance or annuity contracts? . . . . .. . . . . . . . . . . . . . . . . . . . . . . .	■ Yes	■ No
Do you intend to replace or change an existing annuity contract or life insurance policy in order to purchase this annuity contract?    . . . . . . . . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .
	■ Yes	■ No

Notice to Financial Professional: The Financial Professional must answer the replacement questions in section 10 of this application and complete the attached Appendix 11, and include any other appropriate forms.

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[6.	Index Effective Date (This section must be completed.)]

• If chosen, the earliest Index Effective Date is the Issue Date of the Contract when the initial Purchase Payment, application, and requirements are received in good order.
• If chosen, the deferred Index Effective Date is the first Quarterly Anniversary. You can change the Index Effective Date prior to the first Quarterly Anniversary by contacting Allianz Life of NY.

•  The Index Effective Date cannot be the 29th, 30th, or 31st of a month. If the Index Effective Date would occur on the 29th, 30th, or 31st of a month, we change the Index Effective Date to be the next available Business Day.

• If the Index Effective Date is not the Issue Date, Purchase Payments allocated to the Index Option(s) will be placed in the AZL® Money Market Fund until the Index Effective Date.

■ Earliest Index Effective Date OR ■ Deferred Index Effective Date

[7.Allocation Options]

• Allocations must be in whole percentages (e.g. 33.3% or dollars are not permitted) which total 100%. You are allowed [12] free transfers each contract year.
• If Purchase Payments are received before the Index Effective Date and you select an Index Option, the following will occur:
- Your Purchase Payments will be placed in the [AZL® Money Market Fund].
- Then, on the Index Effective Date we will rebalance your Contract Value among your selected Allocation Options below.

•  If additional Purchase Payments are received after the Index Effective Date and you select an Index Option, then your Purchase Payment will be placed in the [AZL® Money Market Fund] until the next Index Anniversary.

• We only allow allocations (both Purchase Payments and transfers of Contract Value) into the Index Options on the Index Effective Date and on subsequent Index Anniversaries.
• We only allow transfers of Index Option Value from the Index Options to the Variable Options on every [sixth Index Anniversary].
• Please see the current prospectus for Allocation Option requirements and allocation of additional Purchase Payments received after the Index Effective Date.

Variable Options Asset Allocation Cash Equivalent
____% AZL® MVP Balanced Index Strategy Fund ____% AZL® Money Market Fund
____% AZL® MVP Growth Index Strategy Fund

Index Options
Index Performance Strategy
____% NASDAQ-100® Index
____% Russell 2000® Index
____% S&P 500® Index

Total of _______ % (must equal 100%)

[S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“S&P”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”). These trademarks have been licensed for use by S&P Dow Jones Indices LLC and its affiliates. S&P® and S&P 500® are trademarks of S&P and Dow Jones®, Dow Jones Industrial AverageSM, DJIA and The Dow are trademarks of Dow Jones. These trademarks have been sublicensed for certain purposes by Allianz Life Insurance Company of New York (“Allianz Life of NY”). The S&P 500 and Dow Jones Industrial Average (DJIA) are products of S&P Dow Jones Indices LLC and/or its affiliates and have been licensed for use by Allianz Life of NY. Allianz Life of NY products are not sponsored, endorsed, sold, or promoted by S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates and neither S&P Dow Jones Indices LLC, Dow Jones, S&P, or their respective affiliates make any representation regarding the advisability of investing in such product. ]

[The Nasdaq-100 Index® includes 100 of the largest domestic and international non-financial securities listed on The Nasdaq Stock Market, based on capitalization. The Nasdaq-100®, Nasdaq-100 Index®, Nasdaq®, and OMX® are registered trademarks of NASDAQ OMX Group, Inc. (which with its affiliates are the Corporations) and are licensed for use by Allianz Life Insurance Company of New York. The Contract(s) have not been passed on by the corporations as to their legality or suitability. The Contract(s) are not issued, endorsed, sold, or promoted by the Corporations. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE CONTRACT(S).]

[The Russell 2000® is a trademark of Russell Investments and have been licensed for use by Allianz Life Insurance Company of New York. The Contract is not sponsored, endorsed, sold or promoted by Russell Investments and Russell Investments makes no representation regarding the advisability of investing in the Contract.]

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[8.]	Beneficiary designation (If additional space is needed, attach a complete list signed and dated by Owner(s).)
■ Primary	Percentage	Relationship	Social Security Number or Tax ID Number	Phone Number
■ Contingent
First name	MI Last Name		Date of birth (mm/dd/yy)	Gender
■ Male ■ Female
Street Address			City State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number or Tax ID Number	Phone Number
■ Contingent
First name	MI Last Name		Date of birth (mm/dd/yy)	Gender
■ Male ■ Female
Street Address			City State	Zip Code

■ Primary	Percentage	Relationship	Social Security Number or Tax ID Number	Phone Number
■ Contingent
First name	MI Last Name		Date of birth (mm/dd/yy)	Gender
■ Male ■ Female
Street Address			City State	Zip Code

Non-individual Beneficiary information
■ Qualified plan	■ Custodian ■ Trust (Include the date of trust in the name.)	■ Charitable Trust	■ Other
Name of plan, custodian, trust, etc.:
■ Primary	Percentage	Social Security Number or Tax ID Number	Phone Number
■ Contingent

[9].	Statement of Owner

By signing below, the Owner acknowledges the applicable statements mentioned on the previous page and agrees to the following:

•
I received a prospectus and have determined that the variable annuity applied for is not unsuitable for my investment objectives, financial situation, and financial needs. It is a long-term commitment to meet my financial needs and goals.

•
I understand that the Contract Value may increase or decrease depending on the investment results of the Allocation Options and that there is no guaranteed minimum Variable Account Value. Investment in the contract may result in a loss of Purchase Payments.

•	I understand that I can lose money that I allocate to the Index Options. This may result in a loss of Purchase Payments.

•	To the best of my knowledge and belief, all statements and answers in this application are complete and true.

•	No representative is authorized to modify this agreement or waive any Allianz Life of NY rights or requirements.

For information on current benefit features, restrictions or charges please review with your Financial Professional.

The statement of additional information is available at [www.allianzlife.com/newyork].

Continued on next page

F40538-NY	Page [4 of 6]	[(5/2014)]

[9].           Statement of Owner (continued)

_______________________________________________	______________________________________________________
Owner signature	Joint Owner signature

Signed at (City, State)	Signed date
Trust:_________________________________	as trustee of the :______________________________	____________________
Trustee’s signature	Trust name (printed)	Signed date

Power-of Attorney:_______________________	by :_________________________________________	____________________
Contract owner’s name	Attorney-in-fact signature	Signed date

[10].	Financial Professional

By signing below, the Financial Professional certifies to the following:

•	I am FINRA registered and state licensed for variable annuity contracts in all required jurisdictions; and I provided the Owner(s) with the most current prospectus.
•	I certify that the statements of the Owner have been correctly recorded.
■ Yes ■ No	Does the Owner have an existing life insurance policy or an existing annuity contract?
•	■ Yes ■ No	Does the Owner intend to replace or change an existing life insurance policy or annuity contract?
•	I have provided the Owner with all appropriate disclosure and replacement requirements prior to the completion of this application.
•	If this is a replacement, include a copy of each disclosure statement and a list of companies involved.

Financial Professional’s signature	B/D Rep. ID

Financial Professional’s first and last name (please print)	Percent split

Financial Professional’s signature (split case)	B/D Rep. ID

Financial Professional’s first and last name (please print) (split case)	Percent split

Financial Professional’s address	Financial Professional’s telephone number

Broker/dealer name (please print)
Authorized signature broker/dealer (if required)
Commission options (please check one) ■ A ■ B ■ C

F40538-NY	Page [5 of 6]	[(5/2014)]

Mailing information

Please call Allianz Life of NY with any questions at [800.542.5427].

Mailing information

Applications that HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
NW 5990	NW 5990
PO Box 1450	1801 Parkview Drive
Minneapolis, MN 55485-5990	Shoreview, MN 55126
Applications that DO NOT HAVE a check attached
Regular mail	Overnight, certified, or registered
Allianz Life Insurance Company of New York	Allianz Life Insurance Company of New York
PO Box 561	5701 Golden Hills Drive
Minneapolis, MN 55440-0561	Golden Valley, MN 55416-1297

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